[LETTERHEAD OF DELOITTE & TOUCHE]


June 30, 2003


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read Item 4 of Vodavi Technology, Inc.'s Form 8-K dated June 30, 2003, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP